Exhibit 19 under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K


                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of
     MANAGED SERIES TRUST                               and the Deputy General
Counsel of Federated Investors, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                    TITLE                          DATE



/s/ John F. Donahue           Chairman and TrusteeJanuary 10,1997
John F. Donahue                (Chief Executive Officer)



/s/ Glen R. Johnson           President and TrusteeJanuary 10, 1997
Glen R. Johnson



/s/ John W. McGonigle         Treasurer, Executive Vice
John W. McGonigle             President and SecretaryJanuary 10, 1997
                                (Principal Financial and
                                Accounting Officer)



/s/ Thomas G. Bigley          Trustee            January 10, 1997
Thomas G. Bigley



/s/ John T. Conroy, Jr.       Trustee            January 10, 1997
John T. Conroy, Jr.




SIGNATURES                    TITLE                          DATE



/s/ William J. Copeland       Trustee            January 10, 1997
William J. Copeland


/s/ James E. Dowd             Trustee            January 10, 1997
James E. Dowd



/s/ Lawrence D. Ellis, M.D.   Trustee            January 10, 1997
Lawrence D. Ellis, M.D.



/s/ Edward L. Flaherty, Jr.   Trustee            January 10, 1997
Edward L. Flaherty, Jr.



/s/ Peter E. Madden           Trustee            January 10, 1997
Peter E. Madden



/s/ Gregor F. Meyer           Trustee            January 10, 1997
Gregor F. Meyer



/s/ John E. Murray, Jr.       Trustee            January 10, 1997
John E. Murray, Jr.



/s/ Wesley W. Posvar          Trustee            January 10, 1997
Wesley W. Posvar



/s/ Marjorie P. Smuts         Trustee            January 10, 1997
Marjorie P. Smuts




Sworn to and subscribed before me this 10th day of January, 1997




/s/ Marie M. Hamm

Notarial Seal
Marie M. Hamm, Notary Public
Plum Boro, Allegheny County
My Commission Expires, Oct. 9, 2000
Member Pennsylvania Association of Notaries